Pattern Reports Record Fourth Quarter and Full Year 2025 Financial Results; Announces $100 Million Share Repurchase Program
Delivered Full Year Revenue Growth of 39% Year over Year, for a Record $2.5 billion
Delivered Record NRR of 124%, up from 116% in the Prior Year
Pattern’s Board of Directors authorized repurchase program of up to $100 million of Series A common stock
LEHI, UT — March 5, 2026 — Pattern Group Inc. (NASDAQ: PTRN), a leader in accelerating brands on global ecommerce marketplaces leveraging proprietary technology and AI, today announced financial results for the fourth quarter and full year ended December 31, 2025.
“2025 was a defining year for Pattern. We delivered record results, exceeding our prior expectations and demonstrating our ability to scale with discipline,” said Dave Wright, Co-Founder and CEO of Pattern. “Our results were driven by disciplined execution, deep brand partnerships, broadening of our geographic reach, and the expanding impact of our data and AI-enabled platform.”

“Our platform is built to optimize the ecommerce equation and connect brands to consumers wherever they shop on their digital journey. We are not simply enabling commerce — we are executing it end-to-end. The combination of our proprietary technology, global logistics infrastructure, and direct inventory ownership means that our economics are directly tied to product sales, which aligns our success with that of our brand partners.”

Fourth Quarter 2025 Financial Highlights
•Record Revenues of $723 million, up 40% year over year.
•Record Net Revenue Retention (“NRR”) of 124%, up from 116% in the prior year.
•Record Revenue, not attributable to Amazon, of $61 million, up 94% year over year.
•Record International Revenue of $94 million, up 69% year over year.
•Net income of $29 million, up 58% year over year, and earnings per share of $0.16.
•Adjusted EBITDA (non-GAAP) of $43 million, up 59% year over year.

Full Year 2025 Financial Highlights
•Record Revenues of $2.5 billion, up 39% year over year.
•Record NRR of 124%, up from 116% in the prior year.
•Record Revenue, not attributable to Amazon, of $183 million, up 60% year over year.
•Record International Revenue of $266 million, up 63% year over year.
•Net income of $16 million, which is inclusive of $104 million in stock based compensation and related taxes, primarily realized in the third quarter as a result of our initial public offering (“IPO”), compared to net income of $68 million in the prior year.
•Adjusted EBITDA (non-GAAP) of $153 million, up 52% year over year.
•Net cash provided by operating activities of $99 million, up 41% year over year.
•Free Cash Flow (non-GAAP) of $79 million, up 58% year over year.
See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
Financial Outlook
“We exited 2025 with record results and strong momentum, with all areas of the business growing meaningfully throughout the year. Our technology optimizations, rapid marketplace diversification and new product expansions, enabled us to deliver 39% year over year revenue growth, 52% Adjusted EBITDA growth, and world-class NRR of 124% in 2025,” commented Jason Beesley, Chief Financial Officer.

“Today we also announced a share repurchase program, which we believe demonstrates our confidence in our ability to drive outsized growth, strong profitability and cash flow generation. As we look ahead, we will continue to deliver across our three vectors of growth with existing brand partners, and continue to grow our roster of new brand partners. We are operating from a position of strength and are committed to creating long-term value for our shareholders,” concluded Beesley.

For the first quarter 2026, Pattern anticipates:
Revenues in the range of $710 million to $720 million, representing approximately 31% to 33% growth year over year.
Adjusted EBITDA (non-GAAP) in the range of $41 million to $42 million, representing 22% to 24% growth year over year.
For the full year 2026, Pattern anticipates:
Revenues in the range of $3,120 million to $3,160 million, representing approximately 25% to 26% growth year over year.
Adjusted EBITDA (non-GAAP) in the range of $180 million to $182 million, representing 17% to 19% growth year over year.
See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures.
Share Repurchase Program
Pattern today announced that its Board of Directors has authorized a share repurchase program to repurchase up to $100 million of its Series A Common Stock (the “Share Repurchase Program”). Under the Share Repurchase Program, Pattern may repurchase shares from time to time on the open market (including pursuant to Rule 10b5-1 trading plans), in privately negotiated transactions, or through other transactions in accordance with applicable securities laws. The Share Repurchase Program does not obligate Pattern to repurchase any specific amount of shares, has no expiration date, and may be suspended or discontinued at any time at the Company’s discretion. Repurchases are expected to be funded through existing cash balances and future cash flow.
Conference Call, Webcast, and Other Information
Pattern will host a conference call and live webcast to discuss its fourth quarter and full year 2025 financial results at 3:00 p.m. Mountain Time today, March 5, 2026. A live webcast of the call can be accessed from Pattern’s investor relations website at https://investors.pattern.com/. An archived version of the webcast will be available from the same website after the call.
About Pattern
Pattern accelerates brands on global ecommerce marketplaces leveraging proprietary technology and AI. Utilizing more than 66 trillion data points, sophisticated machine learning and AI models, Pattern optimizes and automates all levers of ecommerce growth for global brands, including advertising, content management, logistics and fulfillment, pricing, forecasting and customer service. Hundreds of global brands depend on Pattern’s ecommerce acceleration platform every day to drive profitable revenue growth across more than 70 global marketplaces—including Amazon, TikTok Shop, Walmart.com, Target.com, eBay, Tmall, JD, and Mercado Libre.
Forward-Looking Statements
This press release and corresponding presentation contain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding the Company’s future performance, growth, opportunities, profitability, cash flows, offerings, momentum, growth of new and existing brand partners, expectations regarding our share repurchase program, growth of our non-Amazon and international business, business strategies, market position, macro environment, impacts of trade policies, potential supply chain disruptions, price increases, market trends, consumer sentiment and practices, and our ability to navigate the same; financial guidance regarding revenues, revenue growth, adjusted EBITDA, adjusted EBITDA growth, and other financial items; and statements involving timing, beliefs or assumptions underlying any of the foregoing. You should not place any undue reliance on any forward-looking statements, which speak only as of the date they were made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof.
Forward-looking statements are inherently difficult to predict. Actual results could differ materially for a number of reasons, including but not limited to those related to the Company’s relatively limited operating history which makes it difficult to evaluate the Company’s business and prospects, the market for the Company’s product or service offerings developing slower or differently than expected; any difficulties we may experience with brand partners, marketplaces, sourcing of products, accessing and utilizing marketplace data, responding to technological advancement, attracting/retaining key employees, forecasting consumer demand and practices, maintaining customer satisfaction, optimizing operations, driving traffic to our products; any difficulties with our infrastructure, fulfillment partners, supply chain, payment processors, data storage, data processing, shipping, insurance, competition, macroeconomic factors, tariffs or trade policies, global or political conflict, exchange rates, or any inability to sustain profitable growth. Other risks and uncertainties include, among others, any problems with product or tool integration, protection of our intellectual property, cyber-attacks or data breaches affecting us, adverse tax, compliance, regulatory or legal developments, lawsuits or claims, and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025, that will be filed with the Securities and Exchange Commission ("SEC"), and in subsequent Quarterly Reports on Form 10-Q filed with the SEC and in other SEC filings and reports we may make from time to time.
Media Contact:
Tom Cook
Global Communications
press@pattern.com

Investor Contact:
Whitney Kukulka
The Blueshirt Group
investors@pattern.com

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, expect per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2025	2024	2025
Revenues	$515,465	$723,104	$1,796,161	$2,501,315
Operating expenses:
Cost of goods sold	294,967	408,804	1,014,812	1,410,869
Operations, general and administrative	94,840	141,356	338,508	523,060
Sales and marketing	97,247	137,285	337,672	495,687
Research and development	5,287	9,611	17,987	46,293
Total operating expenses	492,341	697,056	1,708,979	2,475,909
Operating income	23,124	26,048	87,182	25,406
Stock amendment expense	—	—	—	(32,676)
Interest income	1,561	2,451	6,164	7,653
Interest expense	(25)	(89)	(98)	(231)
Other income (expense), net	(408)	(526)	(2,013)	(946)
Income (loss) before income taxes	24,252	27,884	91,235	(794)
Provision (benefit) for income taxes	6,049	(838)	23,379	(17,040)
Net income	$18,203	$28,722	$67,856	$16,246
Adjustments to net income attributable to common stockholders	6,545	—	25,365	172,853
Net income (loss) attributable to common stockholders	$11,658	$28,722	$42,491	$(156,607)

Net earnings (loss) per share attributable to common stockholders:
Basic	$0.13	$0.16	$0.47	$(1.36)
Diluted	$0.13	$0.16	$0.47	$(1.36)

Weighted-average common shares outstanding:
Basic	90,755	176,266	90,769	114,998
Diluted	90,755	179,700	90,769	114,998

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Year Ended December 31,
	2024	2025
Cash flows from operating activities:
Net income	$67,856	$16,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,811	16,800
Stock-based compensation	—	97,288
Stock amendment expense	—	32,676
Deferred income taxes	(1,279)	(18,792)
Other	32	1,750
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	(30,811)	(67,715)
Inventory	(73,219)	(29,034)
Prepaid expenses and other current assets	(726)	(19,874)
Other non-current assets	(2,223)	(1,525)
Operating leases, net	158	424
Accounts payable	86,471	62,382
Accrued expenses	12,180	12,110
Other liabilities	(2,903)	(3,330)
Net cash provided by operating activities	70,347	99,406
Cash flows from investing activities:
Purchases of property and equipment	(20,450)	(20,482)
Acquisition of business, net of cash acquired	—	(19,296)
Proceeds from the sale of property and equipment	12	8
Net cash used in investing activities	(20,438)	(39,770)
Cash flows from financing activities:
Proceeds from sale of Common Stock, net of issuance costs	—	135,029
Payment of taxes withheld upon vesting of restricted stock	—	(80,999)
Repurchases of common stock	(2,901)	—
Other	—	(319)
Net cash provided by (used in) financing activities	(2,901)	53,711
Effect of exchange rates on cash and cash equivalents	1,374	87
Net change in cash and cash equivalents	48,382	113,434
Cash and cash equivalents at beginning of the period	127,233	175,615
Cash and cash equivalents at end of the period	$175,615	$289,049

Pattern Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, expect per share data)

	December 31, 2024	December 31, 2025
Assets
Current Assets:
Cash and cash equivalents	$175,615	$289,049
Accounts receivable, net of allowance	106,926	177,214
Inventory	264,103	294,737
Prepaid expenses and other current assets	11,438	31,575
Total current assets	558,082	792,575
Property and equipment, net	35,035	41,087
Intangible assets, net	6,906	16,694
Goodwill	25,938	37,769
Operating lease right-of-use assets	27,877	28,164
Other non-current assets	10,584	31,350
Total assets	$664,422	$947,639
Liabilities, Convertible Preferred Stock and Stockholders' Equity
Current Liabilities:
Accounts payable	$211,558	$274,977
Accrued expenses	37,845	53,818
Operating lease liabilities, current	8,030	8,826
Other current liabilities	266	921
Total current liabilities	257,699	338,542
Operating lease liabilities, non-current	22,095	22,009
Other non-current liabilities	5,303	6,093
Total liabilities	285,097	366,644
Convertible Preferred stock, $0.001 par value: 28,972 and no shares authorized; 28,966 and no shares issued and outstanding, respectively;	270,601	—
Stockholders' equity:
Series A Common stock, $0.001 par value: no and 2,200,000 shares authorized, respectively; no and 154,691 shares issued and outstanding, respectively	—	155
Series B Common stock, $0.001 par value: no and 100,000 shares authorized, respectively; no and 21,703 shares issued and outstanding, respectively	—	22
Common stock, $0.001 par value: 140,287 and no shares authorized, respectively; 3,799 and no shares issued and outstanding, respectively	4	—
Preferred stock, $0.001 par value: 88,869 and 200,000 shares authorized; 86,792 and no shares issued and outstanding, respectively	86	—
Additional paid-in capital	2,764	551,648
Accumulated other comprehensive loss	(985)	448
Retained earnings	106,855	28,722
Total stockholders' equity	108,724	580,995
Total liabilities, convertible preferred stock and stockholders' equity	$664,422	$947,639

Supplemental Operational Data
We measure our business using both financial and operating metrics to assess the near-term and long-term performance of our overall business, including identifying trends, formulating financial projections, making strategic decisions, assessing operational efficiencies and monitoring our business.
Existing brand partners are brand partners that have been with Pattern for more than twelve months since Pattern first generated over $1,000 in revenue attributable to such brand partner. New brand partners are all other brand partners that are not existing brand partners.
NRR is an important metric to measure the long-term value of our brand partner relationships. In any given period, we calculate NRR by comparing total revenue attributable to all existing brand partners in the current trailing 12-month period to that of the previous trailing 12-month period. This metric, expressed as a percentage, provides valuable insight into the accelerated growth delivered through our platform, the effectiveness of our brand expansion strategies and our ability to deepen relationships with existing brand partners. For the purpose of our NRR calculation, we only include brand partners that, as of the measurement date, are existing brand partners. Additionally, for those existing brand partners that, as of the measurement date, have been with Pattern for more than twelve full months but less than 24 full months since we first generated over $1,000 in revenue attributable to such brand partner, we only include current period revenue for the corresponding months in the current period for which the brand partner had attributable revenue in the previous period.
Non-GAAP Financial Measures
We are providing certain non-GAAP financial measures in this release and related earnings conference call, including adjusted EBITDA and free cash flow. We use these non-GAAP measures internally in analyzing our financial results and we believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance in the same manner as our management and board of directors. We have provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures in this earnings release. These non-GAAP financial measures should be used in addition to and in conjunction with the results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.
We calculate forward-looking non-GAAP financial measures, such as Adjusted EBITDA, based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP financial measures. We do not attempt to provide a reconciliation of forward-looking non-GAAP financial measures to forward-looking GAAP financial measures because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
We calculate Adjusted EBITDA, as net income (loss) excluding depreciation and amortization; interest income (expense), net; provision (benefit) from income taxes; share-based compensation expense and related taxes; the stock amendment expense; indirect IPO costs; and other items that we do not consider representative of our underlying operations. We believe it is useful to exclude charges, such as depreciation and amortization and share-based compensation expense from our Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. We believe it is useful to exclude interest income (expense), net; provision (benefit) from income taxes; and other items that are not components of our core business operations. Non-GAAP financial measures such as Adjusted EBITDA should not be considered in isolation or as an alternative to net income (loss) or any other measure of financial performance calculated and prescribed in accordance with GAAP. In addition, Adjusted EBITDA may not be comparable to similarly titled measures in other organizations because other organizations may not calculate Adjusted EBITDA in the same manner as we do, thus limiting its usefulness as a comparative measure.
Free cash flow is a non-GAAP financial measure that is calculated as net cash provided by or used in operating activities reduced by purchases for property and equipment. We believe free cash flow is a useful measure to evaluate the cash impact of the operations of the business including purchases of property and equipment which are a necessary component of our ongoing operations.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
The following table provides a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2025	2024	2025
Net income (loss)	$18,203	$28,722	$67,856	$16,246
Add (deduct):
Depreciation and amortization	3,947	4,253	14,811	16,800
Interest income, net	(1,536)	(2,362)	(6,066)	(7,422)
Provision (benefit) for income taxes	6,049	(838)	23,379	(17,040)
Other:
Share-based compensation and related taxes(1)	—	12,641	—	104,349
Stock amendment expense(2)	—	—	—	32,676
Indirect initial public offering costs	297	—	718	6,477
Other	—	526	—	845
Adjusted EBITDA	$26,960	$42,942	$100,698	$152,931
_________________
(1)Share-based compensation and related taxes include compensation expense for both stock and cash settled restricted stock units and the related employer taxes.
(2)Stock amendment expense represents a non-cash expense associated with the filing and effectiveness of our amended and restated certificate of incorporation in August 2025, which modified the terms of the Founder Voting and Non-Voting Preferred Stock (“the Founder Preferred Stock”). The amendment to the conversion terms represented a non-pro rata distribution to the Founder Preferred Stockholders. As a result, the Company recognized a non-cash expense for the incremental fair value conveyed through the amended terms. This expense was specific to the amendment of the Founder Preferred Stock and is not expected to recur in future periods.
The following table provides a reconciliation of net cash provided by operating activities to free cash flow:

	December 31,
(in thousands)	2024	2025
Net cash provided by operating activities	70,347	99,406
Purchases of property and equipment	(20,450)	(20,482)
Free cash flow	$49,897	$78,924